                                                                    Exhibit 10.3

                             CO-OWNERSHIP AGREEMENT

      THIS CO-OWNERSHIP AGREEMENT (the "Agreement") is by and between PHARSIGHT CORPORATION, a California corporation having its principal place of business at 299 California Avenue, Suite 300, Palo Alto, CA. 94306 ("Pharsight") and MITCHELL AND GAUTHIER ASSOCIATES, INC., a Delaware corporation having its principal place of business at 200 Baker Avenue, Concord, Massachusetts 01742 ("MGA"). This Agreement is effective as of May 27, 1998 (the "Effective Date"). Except as specified herein, all the capitalized terms used in this Agreement shall retain the same meaning as defined in the Asset Purchase Agreement.

                                    RECITALS

      A. MGA owns certain computer software programs that are based on the Advanced Continuous Simulation Language; and

      B. MGA is willing to assign a fifty percent (50%) undivided interest in certain of these software programs to Pharsight in conjunction with the execution of the Asset Purchase Agreement to be entered into among Pharsight, MGA, Edward E. L. Mitchell and Joseph S. Gauthier on this date (the "Asset Purchase Agreement").

                                    AGREEMENT

      The parties, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS.

      1.1 "ACSL Products" shall mean the object code version of the products which are listed and described in Exhibit A.

      1.2 "Derivative Work" shall mean a work which is based on the Software, such as a revision, enhancement, modification, translation, abridgement, condensation, expansion, or any other form in which the Software may be recast, transformed, or adapted, and which, if prepared without authorization of the owner of the copyright in the Software, would constitute a copyright infringement. For purposes hereof, Derivative Work shall also include any compilation that incorporates the Software.

      1.3 "Golden Master" shall mean, with respect to a given software program, program module, or documentation, a copy of such item that (i) is under source code control, (ii) is complete and accurate, (iii) represents the producer's best efforts to meet the applicable specifications, (iv) has passed all applicable test procedures, and (v) complies with normal industry practices for verification and duplication.

      1.4 "Intellectual Property" means any or all of the following and all statutory and/or common law rights throughout the world in, arising out of, or associated therewith: (i) all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures and improvements, all trade secrets, proprietary information, know-how


                                       1.

and technology; (iii) all works of authorship, "moral rights", copyrights (including derivative works thereof), mask works, copyright and mask work registrations and applications; (iv) all industrial designs and any registrations and applications therefor; (v) all trade names, logos, trademarks and service marks, trademark and service mark registrations and applications together with the good will of the business symbolized by the names and the marks; (vi) all computer software and related documentation including all Source Code, Object Code, firmware, installation programs, source code control archives, development tools, test plans, test files, test data, build scripts, file specifications, design and implementation documents, interface specifications, requirements specifications, data bases, utilities, bug databases, and all media on which any of the foregoing is recorded; (vii) any similar, corresponding or equivalent rights to any of the foregoing; and (viii) all goodwill associated with any of the foregoing.

      1.5 "Intellectual Property Rights" shall mean any interest or right protectable under the law of any country as to any form of Intellectual Property.

      1.6 "MGA Fields" shall mean all fields other than the Pharsight Fields.

      1.7 "Object Code" shall mean the machine-executable object code form of the Software.

      1.8 "Pharsight Fields" shall mean the biotechnology, pharmaceutical (including over-the-counter), veterinary, medical devices, environmental and healthcare fields.

      1.9 "Software" shall mean the computer programs which are listed and described in Exhibit A, including any upgrades, updates, works in progress and all associated documentation (existing as of the Effective Date), developed by or for MGA and any other components, programs or utilities required for the operation or execution thereof, except those identified in Exhibit D. Unless otherwise specified, software shall include both Source Code and Object Code.

      1.10 "Source Code" shall mean the human-readable source code version of the Software and all related program documentation such that a programmer reasonably skilled in the programming language could read, understand and modify the Software.

2. ASSIGNMENT OF FIFTY PERCENT UNDIVIDED INTEREST.

      2.1 Assignment. MGA hereby irrevocably assigns to Pharsight a fifty percent (50%) undivided right, title and interest worldwide in and to the Software including, without limitation, patents, copyrights, trade secrets and any other Intellectual Property Rights (excluding any related trademarks and trade names) incorporated in the Software, whether in the United States or abroad. Pharsight acknowledges that MGA has not filed any patent applications nor obtained any issued patents on the Software as of the Effective Date. It is the intention of the parties that the Intellectual Property Rights (excluding any related trademarks and trade names) in the Software shall be jointly owned without any duty to account or share any royalties based on the licensing or use of the Software by the other party and as permitted under Section 5.

      2.2 Waiver or Assignment of Other Rights. If MGA has any rights in or to the Software in which a fifty percent (50%) interest cannot be assigned to Pharsight, MGA


                                       2.

unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against Pharsight with respect to such rights, and agrees, at Pharsight's request and expense, to consent to and join in any action to enforce such rights. If MGA has any rights in or to the Software that cannot be assigned to Pharsight or waived by MGA, MGA unconditionally and irrevocably grants to Pharsight during the term of such rights, an irrevocable, perpetual, worldwide, fully paid and royalty-free license, with rights to sublicense through multiple levels of sublicensees, to reproduce, create derivative works of, distribute, publicly perform and publicly display by all means now known or later developed, such rights in or to the Software.

      2.3 Further Assistance. MGA agrees to cooperate with Pharsight or its designee(s) in the procurement and maintenance of Pharsight's rights in the Software and to execute, when requested, any other documents deemed necessary by Pharsight to carry out the purpose of this Agreement. MGA agrees to execute a signed transfer of a fifty percent (50%) undivided interest of copyright to Pharsight in the form attached to this Agreement as Exhibit B for all Software and related documentation.

      2.4 Enforcement of Intellectual Property Rights. Upon reasonable request, each party (the "Assisting Party") will assist the other party (the "Requesting Party") in every proper way to obtain and from time to time enforce, United States and foreign Intellectual Property Rights related to the Software in any and all countries. To that end, the Assisting Party will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Requesting Party may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Intellectual Property Rights and the ownership of a fifty percent (50%) undivided interest thereof. The Assisting Party's obligation to assist the Requesting Party with respect to such Intellectual Property Rights relating to the Software in any and all countries shall continue in perpetuity, but the Requesting Party shall compensate the Assisting Party at a reasonable rate for the time actually spent by such party in providing such assistance. In addition, the Assisting Party will execute any license agreement requiring the names of both co-owners to make the license enforceable.

      2.5 Execution of Documents. In the event Pharsight is unable for any reason, after reasonable effort, to secure MGA's signature on any document needed in connection with the actions specified in Section 2.3 above, MGA hereby irrevocably designates and appoints Pharsight and its duly authorized officers and agents as its agent and attorney in fact, which appointment is coupled with an interest, to act for and in its behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by MGA. Also, in the event the Requesting Party is unable for any reason, after reasonable effort, to secure the Assisting Party's signature on any document needed in connection with the actions specified in Section 2.4 above, the Assisting Party hereby irrevocably designates and appoints the Requesting Party and its duly authorized officers and agents as its agent and attorney in fact, which appointment is coupled with an interest, to act for and in its behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by the Assisting Party.


                                       3.

      2.6 Copyright Notice. MGA and Pharsight agree that all copies of the Software and any Derivative Works, whether or not modified, made by MGA or Pharsight, or their respective licensees or sublicensees, will contain applicable proprietary notices. In addition, MGA and Pharsight agree to include an applicable copyright notice in or on the media of all copies of the Software or any Derivative Work.

      2.7 Patent Applications. Notwithstanding the provisions of Section 7, either party (the "Proposing Party") may prepare and file a patent application for a Derivative Work in any country; provided that the Proposing Party (i) notifies the other party (the "Co-Owner"), in writing, at least sixty (60) days prior to submitting such patent application; (ii) describes the scope of the proposed patent application and the countries in which it desires to seek patent protection; and (iii) permits the Co-Owner to participate, at Co-Owner's expense, in the prosecution of the patent. The ownership of the patent in a particular country shall be proportional to the parties' contributions for the payment of the patent prosecution and maintenance fees. In the event that the Co-Owner elects not to participate in the patent prosecution, the Co-Owner shall provide information reasonably necessary for the Proposing Party to prosecute such patent applications, at the expense of the Proposing Party. If either party ("Abandoning Party") desires to abandon a patent application or a patent issued thereto, such party shall provide the other party ("Objecting Party") with sixty
(60) days' prior written notice of its intent to abandon such application or patent. If the Objecting Party desires to continue such prosecution or maintenance of the patent, the Abandoning Party shall assign all right, title and interest in and to the application and/or the issued patent to the Objecting Party and the Objecting Party shall be the sole owner of the application and/or the issued patent. Notwithstanding any of the foregoing, in no event shall any issued patent, whether owned solely or jointly, preclude either party from exercising its rights, exclusive or otherwise, in or to the Software as set forth in this Agreement.

3. DELIVERY. Upon execution of this Agreement, MGA shall provide to Pharsight five (5) Golden Masters of the Object Code, two (2) electronic copies of the Source Code corresponding to the Golden Master Object Code, and five (5) Golden Masters and two (2) printed copies of any end-user documentation for all programs included in the Software. Without limiting the foregoing, MGA's delivery shall include everything Pharsight needs to recreate the most current released version, and every supported prior version, of each of the programs included in the software for all currently supported platforms, including copies of all firmware, installation programs, source code control archives, development tools, test plans, test files, test data, build scripts, file specifications, design and implementation documents, interface specifications, requirements specifications, data bases, utilities, and bug databases.

4. LICENSE GRANTS.

      4.1 MGA Grant to Pharsight. Subject to the terms and conditions of this Agreement and except for the termination periods of the distribution agreements referenced in Section 2.4 (a) (viii) of the Asset Purchase Agreement, MGA hereby grants to Pharsight an exclusive (even as to MGA), perpetual, irrevocable, worldwide, royalty-free license to use, reproduce, create Derivative Works of, distribute, sublicense (through multiple tiers of sublicensees), perform and publicly display the Software in the Pharsight Fields.


                                       4.

      4.2 Pharsight Grant to MGA. Subject to the terms and conditions of this Agreement, Pharsight hereby grants to MGA an exclusive (even as to Pharsight, except as set forth in this provision), perpetual, irrevocable, worldwide, royalty-free license to use, reproduce, create Derivative Works of, distribute, sublicense (through multiple tiers of sublicensees), perform and publicly display the Software in the MGA Fields. Notwithstanding the foregoing, Pharsight hereby expressly reserves the right to use, reproduce, create Derivative Works of, distribute, sublicense (through multiple tiers of sublicensees), perform and publicly display the Software, and any Derivative Works thereof, in the MGA Fields, incorporated in or bundled with an additional Pharsight product (including, without limitation, ACSL BioMed or ACSL Tox) so long as the resultant product (i) is designed for use in the Pharsight Fields and (ii) represents an enhancement and/or transformation of the Software (with regard to both value and function).

      4.3 Trademark License. MGA hereby grants to Pharsight an unrestricted, perpetual, irrevocable, exclusive (even as to MGA), royalty-free, world-wide license to use all trademarks and trade names owned by MGA and associated with the Software (herein the "Trademarks") in conjunction with any product designed for use in the Pharsight Fields. Pharsight agrees to state in appropriate places that the Trademarks are the trademarks of MGA and to include the symbols (TM) and (R) as appropriate. Pharsight may grant sublicenses of its rights to use the Trademarks provided such sublicensees have executed written agreements with Pharsight containing terms and conditions substantially similar to those contained herein. Pharsight agrees to maintain the quality of the software products licensed using the Trademarks, to use the Trademarks in accordance with guidelines and instructions as may be reasonably promulgated by MGA from time to time, and to provide to MGA, upon reasonable request but no more often than once per year, representative samples of product packaging using the Trademarks. MGA agrees to take all actions reasonably necessary to protect Pharsight's rights in the Trademarks including, without limitation: (i) maintaining all required registrations; and (ii) promptly notifying Pharsight of any adverse use by a third party of the Trademarks or of a mark or a name confusingly similar to the Trademarks.

5. LICENSING OF THE SOFTWARE.

      5.1 MGA Object Code Licenses. Pharsight acknowledges and agrees that MGA may license the Object Code and/or MGA's Derivative Works in Object Code format (herein "MGA Object Code") to third parties in accordance with its standard licensing practices; provided that such licenses are granted only to third parties in fields other than the Pharsight Fields and include prohibitions on obtaining the Source Code through reverse engineering.

            (a) Such MGA Object Code licenses may include a Source Code escrow provision; provided that (i) a reputable Source Code escrow agency will maintain the Source Code or the Source Code of the Derivative Work; (ii) the license to use the Source Code or the Source Code of the Derivative Work in the event the licensee rightfully receives the Source Code from the escrow agent shall be restricted to fields other than the Pharsight Fields; and (iii) MGA agrees to promptly notify Pharsight of any release of the Source Code or the Source Code of the Derivative Work from the escrow account.


                                       5.

            (b) To the extent necessary, such MGA Object Code licenses may include provisions requiring MGA to provide the third party with interpreted code for models, libraries, etc.

      5.2 Pharsight Object Code Licenses. MGA acknowledges and agrees that Pharsight may license the Object Code and/or Pharsight's Derivative Works in Object Code format (herein Pharsight Object Code") to third parties in accordance with its standard licensing practices; provided that such licenses are granted only to third parties in the fields other than the MGA Fields and include prohibitions on obtaining the Source Code through reverse engineering.

            (a) Such Pharsight Object Code licenses may include a Source Code escrow provision; provided that (i) a reputable Source Code escrow agency will maintain the Source Code or the Source Code of the Derivative Work; (ii) the license to use the Source Code or the Source Code of the Derivative Work in the event the licensee rightfully receives the Source Code from the escrow agent shall be restricted to fields other than the MGA Fields; and (iii) Pharsight agrees to promptly notify MGA of any release of the Source Code or the Source Code of the Derivative Work from the escrow account.

            (b) To the extent necessary, such Pharsight Object Code licenses may include provisions requiring Pharsight to provide the third party with interpreted code for models, libraries, etc.

      5.3 MGA Source Code Licenses. MGA acknowledges and agrees that in order to maintain the economic value of the Software, any license entered into by MGA of all or any portion of the Source Code or of any Derivative Work in Source Code format (herein "MGA Source Code") shall be restricted as follows:

            (a) All such licenses shall be in writing and executed by the third party and shall include, at a minimum, provisions substantially similar to those contained in Exhibit C;

            (b) Pharsight shall be named as a third party beneficiary of such licenses;

            (c) The third party shall agree to use the MGA Source Code solely for its internal purposes and agree to maintain written records of the location of each copy of the MGA Source Code and permit audit of such records by MGA and Pharsight;

            (d) The licenses shall restrict the use of the MGA Source Code, and any derivative works created by or for the third party, to the MGA Fields;

            (e) MGA shall promptly send a copy of all such licenses to Pharsight, although MGA may delete information relating to license fees and other financial terms from such copies; and

            (f) MGA agrees to report any violations by any third party of the confidentiality, notice and other provisions that are important to maintain the value of the Intellectual Property Rights in the Software and to assist Pharsight in enforcing such provisions.


                                       6.

      5.4 Pharsight Source Code Licenses. Pharsight acknowledges and agrees that in order to maintain the economic value of the Software, any license entered into by Pharsight of all or any portion of the Source Code or of any Derivative Work in Source Code format (herein "Pharsight Source Code"), shall be restricted as follows:

            (a) All such licenses shall be in writing and executed by the third party and shall include, at a minimum, provisions substantially similar to those contained in Exhibit C;

            (b) MGA shall be named as a third party beneficiary of such licenses;

            (c) The third party shall agree to use the Pharsight Source Code solely for its internal purposes and agree to maintain written records of the location of each copy of the Pharsight Source Code and permit audit of such records by Pharsight and MGA;

            (d) The licenses shall restrict the use of the Pharsight Source Code, and any derivative works created by or for the third party, to the Pharsight Fields;

            (e) Pharsight shall promptly send a copy of all such licenses to MGA, although Pharsight may delete information relating to license fees and other financial terms from such copies; and

            (f) Pharsight agrees to report any violations by any third party of the confidentiality, notice and other provisions that are important to maintain the value of the Intellectual Property Rights in the Software and to assist MGA in enforcing such provisions.

      5.5 No Other Transfer of Right, Title or Interest. Except as set forth in Sections 5.1, 5.2, 5.3, 5.4 and 13.2, neither party shall grant any right, title or interest in or to the Software or any Derivative Work without the prior written consent of the other party, which consent shall not be unreasonably withheld.

6. OWNERSHIP OF DERIVATIVE WORKS. Upon execution of this Agreement, MGA and Pharsight shall each own a fifty percent (50%) undivided interest in and to the Software as it exists on the Effective Date. After the Effective Date, each party shall be the sole and exclusive owner of any right, title and interest in or to any Derivative Works of the Software, including any Intellectual Property Rights contained therein, created by or for such party, other than the original Software.

7. CONFIDENTIALITY. The parties acknowledge and agree that the Source Code contains valuable trade secrets and each party shall take all reasonable steps to prevent unauthorized disclosure or use of the Source Code and to prevent it from falling into the public domain (other than pursuant to a patent filing related to a Derivative Work made in accordance with Section 2.7) or into the possession of unauthorized persons. Except as provided in Sections 5.3 and 5.4 of this Agreement, neither party shall disclose the Source Code or any Derivative Work in Source Code form, in whole or in part, to any person or entity other than its officers, employees or contractors that have entered into written confidentiality agreements with such party that protect the confidentiality of the Source Code and/or the Source Code of the Derivative Work. Each party shall give notice to the other party of any unauthorized use or disclosure of the Source Code or Source Code of the Derivative Work and agrees to assist the other party in


                                       7.

remedying any such unauthorized use or disclosure. This obligation shall not extend to any Intellectual Property information in the Software if such information (i) has been published or is otherwise readily available to the public other than by a breach of this Agreement; (ii) has been rightfully received from a third party without confidential limitations; (iii) has been independently developed for the party by personnel or agents having no access to the Source Code or Source Code of the Derivative Work; or (iv) was known to Pharsight prior to Pharsight's first receipt of such information from MGA.

8. INFRINGEMENT BY THIRD PARTIES.

      8.1 Prior Notice. The parties shall consult with each other prior to filing any action alleging that a third party has infringed or misappropriated any Intellectual Property Rights of the Software. The parties may agree to jointly pay for the suit or otherwise share such costs and any resulting liability or monetary judgment. Except as provided in Section 8.2, if no agreement is reached within sixty (60) days, the party wishing to file such action may do so, but shall pay the entire cost of such action and shall indemnify and hold harmless the non-filing party from any claim, suit or proceeding (including, without limitation, counterclaims) against such party arising from the action brought by the filing party. If only one party decides to proceed with an action and it prevails, that party shall be entitled to retain the entire amount of any monetary award arising out of that action.

      8.2 Immediate Relief. If one party believes that immediate relief is necessary to protect the trade secrets or other Intellectual Property Rights in and to the Software, it may, upon written notice to the other party, immediately file an action to protect such rights. Unless the parties agree otherwise, the party filing such an immediate action shall have the same rights and obligations as if no agreement was reached between the parties and one party proceeded to file a suit as provided in Section 8.1 above.

      8.3 Indemnity. To be eligible for the indemnity under Section 8.1 above, a party must give prompt written notice of any claim, suit or proceeding filed or threatened against it and let the indemnifying party control the defense.

      8.4 Assistance. If only one party files an action as provided in Section
8.1 or 8.2 above, the other party agrees to assist in such action so long as the filing party pays its out-of-pocket expenses.

9. REPRESENTATIONS, WARRANTIES AND COVENANTS. Each party hereby represents and warrants that (i) it will not grant, directly or indirectly, any rights or interest in the Software to third parties that are inconsistent with the rights assigned to, or retained by, the other party herein; and (ii) it has the full right and power to enter into and perform this Agreement without the consent of any third parties.

10. INDEMNITY. Each party (the "Indemnifying Party") shall indemnify and hold harmless the other party, its officers, directors, employees, sublicensees, customers, contractors and agents (the "Indemnitees") from any and all claims, losses, liabilities, damages, expenses and costs (including attorneys' fees and court costs) which result from a breach or an alleged breach of any representation or warranty by the Indemnifying Party identified in Section 9 ("Representations,


                                       8.

Warranties and Covenants") or any covenant by the Indemnifying Party set forth in this Agreement.

11. SUPPORT OBLIGATIONS. In addition to the obligations set forth in this Agreement, the parties hereby acknowledge and agree to provide the support services set forth in the Support Appendix attached hereto.

12. TERM. Except as expressly provided herein, the terms of this Agreement shall commence upon execution and continue in perpetuity.

13. GENERAL PROVISIONS.

      13.1 Governing Law.

            (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

            (b) Any dispute, claim or controversy of any nature arising out of or relating to this Agreement, including without limitation any action or claim based on tort, contract, statute, or for any other cause of action, and which relates in any way to the interpretation, effect, termination, validity, enforcement, performance and/or breach of this Agreement, shall be resolved by final binding arbitration administered by the American Arbitration Association ("AAA"). The arbitration shall be conducted before a panel of three arbitrators under the commercial arbitration rules of the AAA and shall be held at an AAA facility (i) in Boston, Massachusetts, if brought by Buyer, and (ii) in Santa Clara County, California, if brought by Sellers. The parties hereto agree that all arbitrators serving on such panel must be available to serve on the panel in accordance with the timetable of the arbitration.

            (c) Not for the adjudication of any matters (other than judicial review for fraud or undisclosed bias), but for the enforcement of an arbitration award (which shall be brought in California if Buyer is enforcing the arbitration award or in Massachusetts if one or more Sellers are enforcing the arbitration award) or the granting of injunctive relief (which shall be brought in Massachusetts if Buyer is seeking injunctive relief or in California if one or more Sellers are seeking injunctive relief), the parties hereto irrevocably elect as the sole two judicial forums for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, the courts of the State of California and the Commonwealth of Massachusetts.

      13.2 No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party in whole or in part without the prior written consent of the other party. Notwithstanding the foregoing, either party may assign this Agreement to an entity that acquires all or substantially all of the assets of such party; provided that such permitted assignee agrees to be bound by the terms hereof and to assume all obligations of the assigning party hereunder.


                                       9.

      13.3 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      13.4 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

      13.5 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (i) when delivered by hand, (ii) five days after deposit in the United States mail if by certified mail, (iii) on the next business day if sent by courier or express delivery service that guarantees next business day delivery, or (iv) upon confirmation if sent by facsimile, to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

            If to MGA:

                  MITCHELL AND GAUTHIER ASSOCIATES, INC.
                  919 B Willowbrook Drive
                  Huntsville, Alabama  35802
                  Attention: President
                  Facsimile: (205) 883-5516

            Copy to:

                  Richard Stein
                  Hutchins, Wheeler & Dittmar
                  101 Federal Street
                  Boston, MA 02110
                  Facsimile: (617) 951-1295

            If to Pharsight:

                  PHARSIGHT CORPORATION
                  299 California Ave.
                  Suite 300
                  Palo Alto, CA 94306
                  Attention: Arthur H. Reidel, President
                  Facsimile: (650) 462-5610


                                      10.

            Copy to:

                  Cooley Godward LLP
                  5 Palo Alto Square
                  Palo Alto, California 94306
                  Attention: Andrei M. Manoliu, Esq.
                  Facsimile: (650) 857-0663

      13.6 Legal Fees. If any dispute arises between the parties with respect to the matters covered by this Agreement which leads to a proceeding to resolve such dispute, the prevailing party in such proceeding shall be entitled to receive its reasonable attorneys' fees, expert witness fees and out-of-pocket costs incurred in connection with such proceeding, in addition to any other relief it may be awarded.

      13.7 Injunctive Relief. A breach of any of the promises or agreements contained in this Agreement by one party may result in irreparable and continuing damage to the other party for which there may be no adequate remedy at law, and the non-breaching party is therefore entitled to seek injunctive relief as well as such other and further relief as may be appropriate.

      13.8 Waiver. No waiver by either party of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by either party of any right under this Agreement shall be construed as a waiver of any other right. The parties shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

      13.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      13.10 Entire Agreement. This Agreement, including the Exhibits and Appendix attached hereto, together with the Asset Purchase Agreement, is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged.

      IN WITNESS WHEREOF, the parties have caused this Co-Ownership Agreement to be executed by their duly authorized representative.

PHARSIGHT CORPORATION:

    /s/ Arthur H. Reidel
---------------------------------------
        Arthur H. Reidel
---------------------------------------
        (Printed Name)

By:     Arthur H. Reidel
    -----------------------------------
Title:     President
    -----------------------------------

MITCHELL AND GAUTHIER ASSOCIATES, INC.:
    /s/ Michael Gauthier
---------------------------------------
        Michael Gauthier
---------------------------------------
        (Printed Name)

By:     Michael Gauthier
    -----------------------------------
Title:     illegible
    -----------------------------------


                                      11.

                                    EXHIBIT A

                             ACSL SOFTWARE PROGRAMS

Existing products:

ACSL: A translator program, a system macro file, a run time library, a builder program, a run time front end program, programs/procedures to install/uninstall all of the preceding on all supported computer systems.

ACSL GM: A graphic modeling program, standard racks, programs/procedures to install/uninstall all of the preceding on all supported computer systems.

ACSL Math: An analysis and visualization program, directories of standard m-files, programs/procedures to install/uninstall all of the preceding on all supported compute systems.

ACSL Optimize: The optimization extension of ACSL Math.

ACSL Viewer: The viewer extension of ACSL GM.

ACSL Model: A combination of ACSL, ACSL GM and ACSL MATH, bundled together for marketing purposes.

ACSL Server: An interface to the model.prx file (the .dll file) that represents the user model so that it can be driven and interrogated by an external program such as Visual Basic or any other OLE driver. Only works on a PC.

ACSL Vision: This is ACSL bundled with a DataViews product that really only runs on a Unix/X Windows system.

ACSL Real Time: A real-time system for a PC version that allows the user to simulate plants (physical systems represented by differential equations) and test out hardware controllers on these plants using a real-time clock.


                                       1.

                                    EXHIBIT B

                             ASSIGNMENT OF COPYRIGHT

      For good and valuable consideration which has been received, the undersigned sells, assigns and transfers to Pharsight, a California corporation, and its successors and assigns, a fifty percent (50%) undivided interest in the copyright in and to the following work, which was created by the following indicated author(s):

Title: ________________________________

Author(s): ____________________________

           ____________________________

Copyright Office Identification No. (if any): _________________________

and all of the right, title and interest of the undersigned, vested and contingent, therein and thereto.

      Executed this ________________ day of _________ , 1998.


                              Signature: _______________________________________

                              Printed Name: ____________________________________


                                       1.

                                    EXHIBIT C

                          MINIMUM TERMS AND CONDITIONS

1. Ownership. The Software is licensed, not sold, to Licensee for use only under the terms of this Agreement, and Licensor and its Co-owner reserve all rights not expressly granted to Licensee. Licensee owns the media, if any, on which the Software is recorded, but Licensor and its Co-owner retain ownership of all copies of the Software itself.

2. Reservation of Rights. Except as stated above, this Agreement does not grant Licensee any intellectual property rights in the Software.

3. Termination. Licensor shall have the right to terminate this Agreement in the event Licensee materially breaches any term or condition herein. Licensee agrees upon termination to promptly destroy the Software and all copies.


                                       1.

                                    EXHIBIT D

                               SOFTWARE EXCEPTIONS

Watcom Fortran from Sybase Corporation (formerly Powersoft)

GRG2 Software from Windward Technology

FlexLM Software from Globetrotter (formerly Highland Software)

MainWin Software from

Mainsoft


                                       1.

                                SUPPORT APPENDIX

      This Support Appendix sets forth the terms and conditions pursuant to which MGA and Pharsight will provide support and training services to the other party related to the MGA Restricted Software and shall be incorporated by reference into the Co-Ownership Agreement. Such terms and conditions are applicable only to the support and training services described below. All capitalized terms used in this Appendix shall retain the same meaning as defined in the Co-Ownership Agreement and/or the Asset Purchase Agreement.

1. TYPES OF SUPPORT

      1.1 Mutual Support.

            a. Support and Training. Each party will provide to the other party support and training related to the MGA Restricted Software.

            b. Ownership. Any new inventions, discoveries or developments jointly conceived by the parties resulting from the support or training provided under this Support Appendix shall be "co-owned" by the parties pursuant to the terms and conditions of the Co-Ownership Agreement.

            c. Travel and Expenses. Travel and expenses, if any, shall be pre-approved and paid by the party requesting the support or training.

      1.2 MGA Transition Support. Pharsight will provide limited assistance to MGA for transitioning MGA's business to Huntsville, Alabama. Such assistance may include the following:

            a. Assistance with moving, copying and storing development tools and programs.

            b. Assistance with electronic file transmissions.

            c. Assistance transitioning MGA's website, mail server, media duplication and information technology.

            d. Assistance shipping computers to Huntsville, Alabama and support in re-activating them

      1.3 MGA Unix and VAX ACSL Support. MGA shall provide to Pharsight "support and maintenance" for existing customers in the Pharsight Fields using Unix and VAX-based ACSL software. "Support and Maintenance" means (a) second-tier customer support; and (b) assisting Pharsight developers with bug fixes and resolving technical questions.

            a. MGA shall provide second-tier customer support to Pharsight consisting of the following:

                  (i) MGA to ensure a maximum of four hour initial response on incoming technical support-related calls during normal business hours.


                                       1.

                  (ii) MGA to respond to email support questions within 24 hours, excluding weekends and holidays.

            b. New releases, upgrades and/or bug fixes provided by MGA shall be subject to the indemnification provisions of the Asset Purchase Agreement for 3rd party claims based upon infringement.

2. LIMITATIONS ON SUPPORT AND TRAINING.

      2.1 Support. Support provided by one party to the other during the first
3 months following the Closing shall not exceed 80 person-hours and thereafter shall not exceed 15 person-hours per month or a total of 225 person-hours over the term of this Support Appendix. Additional support in excess of these amounts may be provided, at the discretion of the providing party, at such party's then-current support rates.

      2.2 Training. Pharsight employees Sining Fang, Mike Dunlavey and Ken Busch will be available, upon reasonable request, for a combined total of 90 hours to provide training to MGA related to the MGA Restricted Software during the first 6 months following the Closing. A comparable number of hours actually used by MGA for such training shall be provided by MGA to Pharsight for additional support and/or training upon reasonable request.

3. TERM AND TERMINATION.

      3.1 Term. The obligations of this Support Appendix shall commence on date of closing and continue for a period of two (2) years.

      3.2 Termination for Breach. Either party may terminate this Support Appendix upon thirty (30) days' written notice of a material breach of this Support Appendix if such breach is not cured within such thirty (30) day period.

4. WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE SUPPORT AND TRAINING SERVICES PROVIDED IN THIS SUPPORT APPENDIX ARE PROVIDED ON AN "AS IS" BASIS WITHOUT ANY WARRANTY WHATSOEVER, AND EACH PARTY EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED, AND STATUTORY INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS AND FITNESS FOR A PARTICULAR PURPOSE.

5. LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY LOSS OF USE, INTERRUPTION OF BUSINESS OR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING LOST PROFITS) REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE RELATED TO THE PERFORMANCE OF THIS SUPPORT APPENDIX, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


                                       2.